L E A S E

                                    BETWEEN

                             "E" STREET ASSOCIATES

                                      AND

                            ZOOM TELEPHONICS, INC.

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                                    I N D E X

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      ARTICLE 1   BASIC LEASE PROVISIONS AND
            ENUMERATION OF EXHIBITS........................................  1
            1.1   INTRODUCTION.............................................  1
            1.2   BASIC DATA AND DEFINITION................................  1
            1.3   ENUMERATION OF EXHIBITS..................................  5

      ARTICLE 2   PREMISES, APPURTENANT RIGHTS AND RESERVATIONS............  5
            2.1   PREMISES.................................................  5
            2.2   APPURTENANT RIGHTS AND RESERVATIONS......................  6
            2.3   COMMON BUILDING SIGN.....................................  7

      ARTICLE 3   LEASE TERM AND EXTENSION RIGHTS..........................  7
            3.1   TERM.....................................................  7
            3.2   EXTENSION OPTION.........................................  7
            3.3   EXTENDED TERM RENT.......................................  8

      ARTICLE 4   RENT, TAXES AND OTHER EXPENSES...........................  9
            4.1   RENT.....................................................  9
            4.2   ADDITIONAL RENT.......................................... 10
            4.3   LATE CHARGE.............................................. 10
            4.4   REAL ESTATE TAXES APPLICABLE TO THE
              PROPERTY -- PAYMENT BY LANDLORD.............................. 10
            4.5   TENANT'S SHARE OF REAL ESTATE TAXES...................... 11
            4.6   TENANT'S RIGHT TO APPLY FOR ABATEMENT.................... 13

      ARTICLE 5   USE OF PREMISES AND TENANT COVENANTS..................... 13
            5.1   PERMITTED USE............................................ 13
            5.2   TENANT COVENANTS......................................... 13

      ARTICLE 6   IMPROVEMENTS TO THE PREMISES............................. 16
            6.1   BY LANDLORD.............................................. 16
            6.2   BY TENANT................................................ 17
            6.3   SIGN..................................................... 17
            6.4   DUMPSTER CHUTES.......................................... 18
            6.5   STAGING PLATFORM......................................... 18

      ARTICLE 7   ASSIGNMENT AND SUBLETTING................................ 18
            7.1   PROHIBITION.............................................. 18

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      ARTICLE 8   RESPONSIBILITY FOR REPAIRS AND
            CONDITION OF PREMISES.......................................... 20
            8.1   REPAIRS TO BE MADE BY LANDLORD........................... 20
            8.2   TENANT'S AGREEMENT....................................... 21
            8.3   NO DAMAGE................................................ 22
            8.4   UTILITIES................................................ 22

      ARTICLE 9   INDEMNITY AND PUBLIC LIABILITY INSURANCE................. 23
            9.1   TENANT'S INDEMNITY....................................... 23
            9.2   PUBLIC LIABILITY INSURANCE............................... 24
            9.3   PROPERTY INSURANCE....................................... 24
            9.4   TENANT'S RISK............................................ 25
            9.5   INJURY CAUSED BY THIRD PARTIES........................... 25
            9.6   TENANT'S FAILURE......................................... 25
            9.7   WAIVER OF SUBROGATION.................................... 25
            9.8   INSURANCE CERTIFICATES................................... 26

      ARTICLE 10  CASUALTY AND TAKING...................................... 26
            10.1  PARTIAL DAMAGE RESULTING FROM CASUALTY................... 26
            10.2  SUBSTANTIAL DAMAGE RESULTING FROM CASUALTY............... 26
            10.3  DAMAGE DURING THE LAST YEAR OF THE TERM.................. 27
            10.4  DAMAGE TO OTHER PORTIONS OF THE BUILDING
              AND UNINSURED CASUALTY....................................... 27
            10.5  DEFINITION OF SUBSTANTIAL DAMAGE AND
              PARTIAL DAMAGE............................................... 28
            10.6  RIGHTS OF TERMINATION FOR TAKING......................... 28
            10.7  ABATEMENT OF RENT........................................ 29
            10.8  TEMPORARY TAKING......................................... 29
            10.9  AWARD.................................................... 29
            10.10 COMPLETION DATE FOR RESTORATION.......................... 30

      ARTICLE 11  DEFAULT.................................................. 30
            11.1  TENANT'S DEFAULT......................................... 30
            11.2  LANDLORD'S DEFAULT....................................... 32

      ARTICLE 12  BANKRUPTCY OR INSOLVENCY................................. 32
            12.1  CHAPTER 7 PROCEEDINGS.................................... 32

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            12.2  CHAPTER 11 PROCEEDINGS................................... 33
            12.3  BANKRUPTCY EVENT FOLLOWING LEASE ASSUMPTION.............. 34
            12.4  LEASE ASSIGNMENT FOLLOWING LEASE ASSUMPTION.............. 34
            12.5  USE AND OCCUPANCY CHARGES................................ 34
            12.6  FURTHER PROVISIONS....................................... 35

      ARTICLE 13  MISCELLANEOUS PROVISIONS................................. 35
            13.1  EXTRA HAZARDOUS USE...................................... 35
            13.2  WAIVER................................................... 35
            13.3  CUMULATIVE REMEDIES...................................... 36
            13.4  COVENANT OF QUIET ENJOYMENT.............................. 36
            13.5  NOTICE TO MORTGAGEE AND GROUND LESSOR.................... 37
            13.6  ASSIGNMENT OF RENTS...................................... 37
            13.7  SURRENDER................................................ 38
            13.8  BROKERAGE................................................ 38
            13.9  INVALIDITY OF PARTICULAR PROVISIONS...................... 38
            13.10 PROVISIONS BINDING, ETC.................................. 38
            13.11 RECORDING................................................ 39
            13.12 NOTICES.................................................. 39
            13.13 WHEN LEASE BECOMES BINDING............................... 39
            13.14 PARAGRAPH HEADINGS....................................... 40
            13.15 RIGHTS OF PARTIES HOLDING PRIOR INTERESTS................ 40
            13.16 STATUS REPORT............................................ 41
            13.17 SELF-HELP................................................ 41
            13.18 HOLDING OVER............................................. 42
            13.19 RULES AND REGULATIONS.................................... 42
            13.20 REMEDYING DEFAULTS:  INTEREST ON LATE RENT............... 42
            13.21 NON-DISCRIMINATION....................................... 43
            13.22 SURRENDER OF PREMISES.................................... 43
            13.23 LANDLORD'S ACCESS TO PREMISES............................ 43
            13.24 GOVERNING LAW............................................ 43
            13.25 BINDING EFFECT........................................... 43
            13.26 HAZARDOUS SUBSTANCES..................................... 43

      ARTICLE 14  TENANT'S RIGHT TO TERMINATE LEASE........................ 44

      ARTICLE 15  TENANT'S RIGHT TO LEASE.................................. 45

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            15.1  FIRST RIGHT TO LEASE..................................... 45
            15.2  TENANT'S ELECTION........................................ 45
            15.3  COMMENCEMENT DATE/NO REPRESENTATION
              OR WARRANTY.................................................. 45
            15.4  FORMAL LEASE AMENDMENT................................... 46

      EXHIBIT A         FLOOR PLAN......................................... 48

      EXHIBIT 4.5 (C)   TAX BILL........................................... 49

      EXHIBIT ND  NON-DISCRIMINATION AGREEMENT............................. 50

      EXHIBIT B         ROOF CONTRACT...................................... 51

      EXHIBIT C         GLUE CONTRACT...................................... 52

      EXHIBIT D         BROKER'S FEE AGREEMENT............................. 53

                                     LEASE



      THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to first and second floor space in a certain two-story building (the "Building") known as or with an address at 645 Summer Street, Boston, Massachusetts 02210, which Building, together with the land on which the Building is located, is sometimes hereinafter referred to as the "Property". The Property is located in Boston Harbor Industrial Park, so-called (sometimes herein referred to as the "Development") partially bounded by "E" Street, West First Street, Summer Street and Pappas Way in Boston, Suffolk County, Massachusetts. The parties to this instrument hereby agree with each other as follows:
                                   ARTICLE 1

                          BASIC LEASE PROVISIONS AND
                            ENUMERATION OF EXHIBITS

1.1 INTRODUCTION. The following sets forth basic data elsewhere hereinafter referred to in this Lease, and, where appropriate, constitute definitions of the terms hereinafter listed.

1.2   BASIC DATA AND DEFINITION.

      Lease Date:                   April 22, 1996.

      Landlord:                     "E" STREET ASSOCIATES, a joint venture.

      Present Mailing Address       655 Summer Street
      of Landlord:                  Boston, MA  02210

      Landlord's Representative:    William T. Vrettas

      Tenant:                       Zoom Telephonics, Inc.,
                                    a Delaware corporation.

      Present Mailing Address       Zoom Telephonics, Inc.

      of Tenant:                    207 South Street
                                    Boston, MA  02111
                                    ATTN:  Peter Kramer,
                                      Vice President

      Tenant's Representative:
      Initial Term:                 Sixty (60) calendar months (plus the partial month,
      ------------
                                    if any, immediately following the Commencement
                                    Date).  The first twelve (12) month period
                                    following the Lease Commencement Date (together
                                    with the partial month (if any) immediately
                                    following the Commencement Date) and each
                                    twelve (12) month period thereafter shall be deemed
                                    a "Lease Year" and collectively, "Lease Years."

      Option to Extend:             One five (5) year option as provided in Section .
      ----------------

      Lease Commencement Date:      The first business day after the earlier to occur of
      -----------------------
                                    (a) the expiration of six (6) weeks following the
                                    completion of Landlord's Work or (b) the first day
                                    that Tenant's personnel shall occupy all or any part
                                    of the Premises for the conduct of its business
                                    (which term "conduct of its business" shall in no
                                    event mean or include the construction or
                                    completion of Tenant's Work).  Within thirty (30)
                                    days following the Lease Commencement Date,
                                    Landlord and Tenant shall execute and deliver a
                                    written certificate confirming the date of the Lease
                                    Commencement Date and the Rent Commencement
                                    Date.

      Rent Commencement Date:       The Lease Commencement Date.

      Fixed Rent:                   Lease Years

                                    1  $3.25/SF NNN - $251,641/yr - $20,970.08/mo
                                    2  $3.50/SF NNN - $270,998/yr - $22,583.17/mo
                                    3  $4.25/SF NNN - $329,069/yr - $27,422.42/mo
                                    4  $4.50/SF NNN - $348,426/yr - $29,035.50/mo
                                    5  $4.50/SF NNN - $348,426/yr - $29,035.50/mo

      Extended Term Rent:           Fair Market Value, as defined in Section
                                    hereof.

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      Real Estate Taxes:            As defined in Section  hereof.

      Tenant's Share of
      Real Estate Taxes:            As defined in Section  hereof.

      Permitted Uses:               Light manufacturing; the assembling and
                                    dismantling of certain equipment; warehouse and
                                    distribution; and office space ancillary to the
                                    foregoing uses.

      Common Area Costs:            Tenant's share of costs incurred by Landlord and
      -----------------
                                    chargeable to Tenant as Additional Rent for the
                                    maintenance and repair of common areas within the
                                    Development (which term "common areas" shall not
                                    include the parking areas dedicated to each building
                                    in the Development) shall be 10.2% (77,428 square
                                    feet divided by 760,784 square feet = 10.2%).

      Broker:                       CRF Partners, Inc. and Peter Elliot & Co.,
                                    Incorporated.

      Landlord's Work:              Landlord's Work shall include, collectively, all of
      ---------------
                                    the following:  (i) Landlord shall deliver the
                                    Premises in a broom-clean condition free of debris;
                                    (ii) Landlord shall (a) strip the entire floor in the
                                    Premises of all existing tile to bare concrete, (b)
                                    repair or replace roof as necessary in conjunction
                                    with Tenant's Work relating to the HVAC systems,
                                    (c) repair any broken glass in the Premises, (d)
                                    clean, repair or replace bathroom and bathroom
                                    fixtures as necessary, (e) paint the steel and
                                    concrete steps to the Property as necessary, (f)
                                    repair entry overhangs to the Premises, (g) repair
                                    drains, (h) generally clean-up the front of Property
                                    including removal of debris and weed growth, (i)
                                    ensure that the exterior flood lights are operable, (j)
                                    ensure that the Building's elevator is operable and
                                    (k) paint front of Building as necessary; (iii)
                                    Landlord shall place the parking and truck turn-
                                    around area serving the Building in good order and
                                    condition; (iv) Landlord shall restore the front steps
                                    to the Building; and (v) Landlord shall remove all
                                    glue residue from approximately 30,000 square feet
                                    of space located on the second floor of the Building

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                                    at the southern end of the Premises.
                                    Landlord's Work shall be completed by
                                    Landlord prior to the Lease Commencement
                                    Date at Landlord's sole cost and expense. In order to effectuate the roof repairs contemplated as part of Landlord's Work, Landlord shall enter into the contract attached hereto as Exhibit B (the "Roof
                                    Contract") and cause the contractor (the
                                    "Roof Contractor") set forth therein to
                                    perform its obligations thereunder. In order to effectuate the glue residue removal contemplated as part of Landlord's Work, Landlord shall enter into the contract attached hereto as Exhibit C (the "Glue
                                    Contract") and cause the contractor (the
                                    "Glue Contractor") set forth therein to
                                    perform its obligations thereunder.


      Tenant's Work:                Tenant's Work is anticipated to include, at a
      -------------
                                    minimum cost of $150,000, collectively, all of the
                                    following, in each case subject to Landlord's prior
                                    written consent, not to be unreasonably withheld or
                                    delayed:  (i) bringing the HVAC and electrical
                                    systems servicing the Premises up to good working
                                    order, condition and repair; (ii) installing air
                                    conditioning units in the Premises at Tenant's
                                    discretion for use in its manufacturing area; (iii)
                                    performing the work contemplated in Sections ,
                                     and hereof; and (iv) otherwise making the
                                    Premises tenantable for its planned use,
                                    including, without limitation, cosmetic
                                    improvements as necessary. Tenant's Work
                                    shall be completed by Tenant at Tenant's
                                    sole cost and expense. Tenant shall have
                                    access to the Premises from and after the
                                    date hereof in order to complete Tenant's
                                    Work, provided that (i) any Tenant's Work
                                    commenced prior to the completion of
                                    Landlord's Work shall be undertaken in a
                                    manner so as to minimize any possible
                                    disruption or interference with Landlord's
                                    completion of Landlord's Work and (ii) upon
                                    Landlord's request, Tenant agrees to cease
                                    promptly any Tenant's Work which Landlord
                                    reasonably believes shall interfere with or
                                    delay the completion of any of Landlord's
                                    Work. From and after the date hereof, Tenant
                                    also shall have access to the

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                                    first floor of the Building to the extent reasonably necessary to complete Tenant's
                                    Work. Tenant agrees to use reasonable
                                    efforts to complete Tenant's Work as soon as is reasonably possible.

1.3 ENUMERATION OF EXHIBITS. The following Exhibits are a part of the Lease, are incorporated herein by reference, attached hereto, and are to be treated as a part of this Lease for all purposes. Undertakings contained in such Exhibits are agreements on the part of Landlord and Tenant, respectively, to perform the obligations stated therein to be performed by Landlord and Tenant, as and where stipulated.

      Exhibit A:  Drawing         First and Second Floor Plan,
                                  645 Summer Street, Boston, MA dated
                                  (the "Premises").

      Exhibit 4.5 1996 Fiscal Year Tax Bill.

      Exhibit ND: Non-Discrimination Compliance Agreement.

      Exhibit B:  Roof Contract.

      Exhibit C:  Glue Contract.

      Exhibit D:  Broker's Fee Agreement.

                                   ARTICLE 2

                 PREMISES, APPURTENANT RIGHTS AND RESERVATIONS

2.1 PREMISES. Landlord hereby demises and leases to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby hires and accepts from Landlord, on such terms and conditions, the Premises in its "as is" condition in the Building, excepting Landlord's Work. The Premises contains 77,428 rentable square feet of space and shall include sole control and exclusive use of the freight elevator and two (2) loading docks located on the south side of the Building and the freight elevator and one (1) loading dock located on the north side of the Building, as more particularly described in Exhibit
      A. Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week during the term hereof. Landlord hereby represents to Tenant that, as of the date hereof, the Premises has automatic sprinklers and that the Permitted Uses are permitted as of right under the Zoning Code of the City of Boston, as amended.

2.2 APPURTENANT RIGHTS AND RESERVATIONS. (a) Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others: (i) the common lobbies, toilets and corridors of the Building, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (ii) common walkways and driveways necessary for access to the Building, and (iii) common parking spaces for seventy-seven (77) automobiles within the common parking area of the Development (i.e. parking areas not designated by suitable markings or otherwise as exclusive parking spaces for other tenants of the Development), for the parking of motor vehicles, but such rights shall always be subject to reasonable rules and regulations of general application to tenants of the Building and of the Development, as applicable, from time to time made by Landlord of which Tenant is given notice, and to the right of Landlord to reasonably designate and change from time to time areas and facilities so to be used. Notwithstanding the foregoing, Landlord shall designate seventy-seven (77) parking spaces as shown on the Plot Plan annexed hereto as the Tenant's Parking Space Plan, such designated spaces at Lease inception shall be known as Tenant's Parking Spaces, subject to re-designation by Landlord from time to time as hereinabove provided, subject to Tenant's prior written consent which shall not be unreasonably withheld or delayed. Tenant acknowledges that the parking area is not policed and Tenant's use thereof by Tenant and those claiming through or under Tenant is at the sole risk of Tenant.

      (b) Excepted and excluded from the Premises are the ceiling, floor, perimeter walls and exterior windows, except the inner surfaces of each thereof, and any space in the Premise used for shafts, stacks, conduits, fan rooms, ducts, wires and appurtenant fixtures serving other parts of the Building exclusively or in common with other parts of the Premises, but the entry doors (and related glass and finish work) to the Premises are a part thereof; and Tenant agrees that Landlord shall have the right from time to time, without unreasonable interference with Tenant's use:

            (i) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or the Building, and

            (ii) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in (i) above shall be located so far as practicable above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises. Tenant shall install and maintain, as Landlord may require reasonably, proper access panels in any hung ceilings or walls as may be installed by Tenant in the Premises to afford access to any facilities above the ceiling or within or behind the walls.

      (c) To assist Landlord in preserving the parking area referred to in (a) above for Tenant's use, Landlord reserves the right to require Tenant to cause its employees to affix to their automobiles one identification sticker as furnished by Landlord which must be affixed as directed by Landlord as evidence that they are entitled to use said designated parking area. However, Landlord shall not be obligated to police the use of such area, Tenant recognizing that the parking area is not located in an attended parking lot, but is part of a larger parking area within which other tenants of the Development, and those having business with such tenants, use the parking areas which service the Development in common. Tenant agrees that it, and all persons claiming by, through and under it, shall at all times abide by all reasonable rules and regulations promulgated by Landlord with respect to the use of the parking facilities provided by Landlord within the Development. Without limitation, Tenant shall be fully responsible to cause all its employees to park their cars only in such areas upon the Development as Landlord may from time to time designate. To this end, Tenant shall furnish to Landlord, upon Landlord's request at reasonable intervals, the license numbers of automobiles of all its employees.

2.3 COMMON BUILDING SIGN. Landlord, at its sole cost and expense, shall add Tenant to the existing sign in the Development promoting the tenants in the Building.


                                   ARTICLE 3

                        LEASE TERM AND EXTENSION RIGHTS

3.1 TERM. The Initial Term of this Lease shall be the period specified in Section hereof, as the "Initial Term", unless sooner terminated as herein provided. The Initial Term of this Lease shall commence on the Lease Commencement Date. The "Term" of this Lease shall be the Initial Term as same may be extended as herein provided.

3.2 EXTENSION OPTION. Tenant shall have the right to extend the term of this Lease provided that this Lease at the time being in full force and effect, and Tenant not then being in any default for which Landlord was at the time entitled to terminate this Lease, for an additional period of five
      (5) years, upon the following terms and conditions:

      (a) Such right of extension shall be exercised, if at all, upon not less than six (6) months', nor more than one (1) years' prior written notice being given from Tenant to Landlord of Tenant's desire so to extend the term of this Lease.

      If a notice is given otherwise in compliance with this Section, no further instrument shall be required to be executed but the term of this Lease shall, thereupon, be extended, subject to the terms of this Section;

      (b) Such right of extension, having been exercised, shall thereby be terminated, so that there shall be no further right of extension with respect to the option exercised;

      (c) Such notice of extension executed by an individual who is, at the time the President, Treasurer or any Vice President of Tenant shall conclusively be treated as the valid and binding act of Tenant; and any notice of extension, to be effective, must be signed by one of such officers;

      (d) For the period of such extension of the term of this Lease, Fixed Rent shall be the greater of (i) the then current rent; or (ii) the then fair market value which shall be determined pursuant to Section hereof.

3.3 EXTENDED TERM RENT. If within thirty (30) days after Tenant exercises the Right of Extension in accordance with Section , Landlord and Tenant fail to reach mutual agreement as to the fair market rental value of the Premises to be paid by Tenant as annual Fixed Rent during the Extended Term, then the annual Fixed Rent (exclusive of payments on account of real estate taxes, operating costs, Additional Charges and other amounts provided herein) payable during such Extended Term shall be the fair market rental value of the Premises determined without regard to Tenant's Work, as follows:

      Either the Landlord or the Tenant (the "Initiating Party") shall initiate the proceedings for such determination by notice to the other, and by designating the name and address of an MAI Appraiser willing to act in such determination. Within fifteen (15) days after receipt by the other party (the "Responding Party") of such notice, the Responding Party shall, by notice to the Initiating Party, designate the name and address of another MAI appraiser willing so to act. If the Responding Party shall fail neglect or refuse within said 15-day period to designate another appraiser willing so to act, the appraiser designated b the Initiating Party shall alone conduct the appraisal. If two appraisers have been designated as aforesaid, such appraisers shall appoint an additional MAI Appraiser (the "Additional Appraiser") who is willing so to act, and notice of such designation shall be given to the Landlord and to the Tenant. The resulting board of appraisers shall, forthwith upon their appointment, determine the fair rental value of the Premises. Landlord and Tenant shall each pay the cost of the appraiser it designates and shall share equally the cost of the Additional Appraiser. Any determination by the sole appraiser, if there be only one, or by a majority of the appraisers, shall be final and binding upon Landlord and Tenant, but if a majority of the appraisers are unable to agree upon a determination, the determination of the Additional Appraiser shall be conclusive of the fair rental value of the Premises and binding upon the parties.

                                   ARTICLE 4

                        RENT, TAXES AND OTHER EXPENSES

4.1 RENT. Tenant agrees to pay to Landlord, or as directed by Landlord, at Landlord's Present Mailing Address specified in Section hereof, or at such other place as Landlord shall from time to time designate by notice, on the Rent Commencement Date, and thereafter monthly, in advance, on the first day of each and every calendar month during the Lease Term, a sum equal to the monthly Fixed Rent specified in Section hereof. Rent for any partial month shall be paid by Tenant to Landlord at such monthly rate on a pro-rated basis, and, if the Lease term commences on a day other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be a payment equal to a proportionate part of such monthly Fixed Rent (adjusted as aforesaid) for the partial month from the Rent Commencement Date to the first day of the succeeding calendar month, payable on the first of the following calendar month. Other charges payable by Tenant on a monthly basis, as hereinafter provided, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion; and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

      Except as herein expressly otherwise provided, Fixed Rent and all other charges for which provision is herein made shall be paid by Tenant to Landlord, without set-off, deduction or abatement.

      Upon the execution of this Lease and the approval hereof by Landlord's mortgagee, Landlord shall pay $10,000 to Broker in order to partially satisfy Landlord's obligation to pay the brokerage fee set forth in the initial paragraph of the Broker's Fee Agreement (hereinafter defined).

      Pursuant to the initial paragraph of this Section and notwithstanding anything to the contrary contained in this Lease, Landlord hereby irrevocably directs Tenant (and Tenant hereby accepts such direction) to make the following payments of Fixed Rent in full satisfaction of Tenant's obligation to pay Fixed Rent attributable to the first fourteen (14) months of the Initial Term:

            (1) In order to fully satisfy Landlord's obligation to pay the brokerage fee set forth in the initial paragraph of the Broker's Fee Agreement, (a) an amount of Fixed Rent equal to $16,994.01 shall be paid by Tenant directly to Broker upon the execution of this Lease and the approval hereof by Landlord's mortgagee, and (b) an amount of Fixed Rent equal to $26,994.02 shall be paid by Tenant directly to Broker on the Rent Commencement Date;

            (2) In order to fully satisfy Landlord's obligation to pay the $18,850 contract price set forth in the Glue Contract, an amount of Fixed Rent equal to $18,850 shall be paid by Tenant directly to the Glue Contractor following the execution of this Lease, the approval hereof by Landlord's mortgagee and the completion of the work contemplated by the Glue Contract.

            (3) In order to satisfy Landlord's obligation to pay the $215,000 contract price set forth in the Roof Contract, (a) an amount of Fixed Rent equal to $17,138.08 shall be paid by Tenant directly to the Roof Contractor on the Rent Commencement Date and on the first day of the next eleven (11) calendar months thereafter, and (b) an amount of Fixed Rent equal to $9,343.04 shall be paid by

            Tenant directly to the Roof Contractor on the first day of the next calendar month thereafter; and

            (4) An amount of Fixed Rent equal to $15,368.91 shall be paid to the Landlord on the first day of the next calendar month thereafter.

4.2 ADDITIONAL RENT. All monies, if any, except Fixed Rent, required to be paid by Tenant hereunder including, without limitation, payment for taxes, utilities, and insurance premiums, shall be considered additional rent ("Additional Rent"). Tenant shall pay Additional Rent no later than the times prescribed by the applicable provisions of this Lease, after tenant has received and has had a reasonable opportunity to review documentation evidencing such additional cost, and in any event within twenty (20) days after written notice from Landlord.

4.3 LATE CHARGE. If any installment of Fixed Rent is not paid within ten (10) days after written notice from Landlord, Tenant shall pay to Landlord a late charge equal to four percent (4%) of the amount of such installment not paid within ten (10) days as aforesaid. This provision shall not relieve Tenant of Tenant's obligation to pay Fixed Rent at the time and in the manner herein specified. The foregoing notwithstanding, no late charge shall be due and payable hereunder for the first installment of Fixed Rent not paid within ten (10) days after written notice from Landlord during any particular Lease Year.

4.4   REAL ESTATE TAXES APPLICABLE TO THE PROPERTY -- PAYMENT BY
      ----------------------------------------------------------
      LANDLORD. Landlord shall be responsible for the payment, before the same become delinquent, of all Real Estate Taxes (as defined in Section ) which may be lawfully charged, assessed or imposed upon the Premises, and the parcel of land on which the Premises is located, including without limitation, outside areas used in association with the Premises, as reflected upon the tax bills furnished for the Premises, on or after the Commencement Date. Tenant shall reimburse Landlord for Tenant's Share of Real Estate Taxes.

      References in this Article to the "Building" means the Building and the land on which it is situated.

      However, if authorities having jurisdiction assess real estate taxes which Landlord deems excessive, Landlord may defer compliance therewith to the same extent permitted by the laws of the jurisdiction in which the same are located, so long as the validity or amount thereof is contested by Landlord in good faith, and so long as Tenant's occupancy of the Premises is not disturbed or threatened.

4.5 TENANT'S SHARE OF REAL ESTATE TAXES. With reference to the real estate taxes referred to in Section , it is agreed that terms used herein are defined as follows:

      (a) "Tax Year" means the 12-month period beginning July 1, (or if the appropriate Governmental tax fiscal period shall begin on any date other than July 1, such other date), any portion of which falls during the Lease Term.

      (b) "Real Estate Taxes" means all taxes and special assessments of every kind and nature assessed by any Governmental authority on the Property which Landlord shall be obligated to pay because of or in connection with the ownership, leasing and operation of the Property and reasonable expenses of any proceedings for abatement of such taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest other than penalty interest payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined (Landlord being deemed to have elected to make installment payments over the longest period of time permitted by law). There shall be excluded from such taxes all income, estate, succession, inheritance and transfer taxes; provided, however, that if at any time during the Lease Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the rents received with respect to the Property, or a Federal, State, County, Municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Development is located) measured by or based, in whole or in part, upon any such rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term Real Estate Taxes but only to the extent that the same would be payable if the Property were the only property of Landlord.

      (c) "Tenant's Share" is defined to mean one hundred percent (100%) of the Real Estate Taxes assessed during each Tax Year of the Lease Term upon the Premises, or 51.6% of the total tax bill assessed to the Property, (77,428 square feet divided by 150,000 square feet = 51.6%) (for the purposes hereof the Premises tax bill is identified as 645 Summer Street, Ward No. 6, Parcel No. 02814-001; a copy of the FISCAL REAL ESTATE TAX BILL is attached hereto for example purposes as Exhibit 4.5(c).

      When the applicable tax bill is not available prior to the end of the Lease Term, then a tentative computation shall be made on the basis of the Real Estate Taxes for the next prior tax year, with a final adjustment to be made between Landlord and Tenant promptly after Landlord shall have received the applicable tax bill.

      In order to provide Landlord with sufficient funds with which to make such payments, payments by Tenant on account of Tenant's Share of Real Estate Taxes shall be made monthly at the time and in the fashion herein provided for payment of Fixed Rent. The amount of such payments shall be sufficient to provide Landlord, in the aggregate, a sum equal to Tenant's Share of each payment by Landlord on account of Real Estate Taxes, ten (10) days at least before the day on which such payments by Landlord would become delinquent.

      Promptly after receipt by Landlord of bills for such Real Estate Taxes, Landlord shall give notice to Tenant of the amount thereof, sending Tenant a copy of such bills along with Landlord's notice, and the computation of Tenant's Share on account thereof for the Tax Year included within the Lease Term covered by such bill. To the extent that Real Estate Taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the statement to be furnished by Landlord shall be rendered and payments made on account of such installments. If payments theretofore made for such period by Tenant exceed Tenant's Share, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant (or refund such overpayment, if the Lease Term has ended and Tenant has no further obligation to Landlord); but if Tenant's Share is greater than payments theretofore made on account for such period, Tenant shall make suitable payment to Landlord promptly after being so advised by Landlord. Further, if such Real Estate Taxes are abated, reduced or refunded, an equitable adjustment shall be made to reflect Tenant's pro rata share of the amount of such reduction less Tenant's pro rata share of all costs incurred by Landlord in securing the same; but the pendency of any application or other proceeding relating to any such abatement, reduction or refund shall not delay the computation and payment by Tenant to be made hereunder. In no event shall Tenant be entitled to receive more than the payments made by Tenant on account of Real Estate Taxes for such Tax Year.

      Tenant's share of such Real Estate Taxes shall be equitably adjusted for and with respect to any portion of the Lease Term which does not include an entire Tax Year; and an equitable adjustment shall be made in the event of any change in the method or system of taxation from that which is now applicable, including the dates and periods for which such taxes are levied, or otherwise, to the end that Tenant's share thereof shall be, to the maximum extent practicable, comparable to that which the Tenant would bear under the foregoing provisions.

      If a tax (other than an Federal or State net income tax) is assessed on account of the Rents or other charges payable by Tenant to Landlord under this Lease, Tenant agrees to pay the same as additional rent within ten
      (10) days after billing therefor unless applicable law prohibits the payment of such tax by Tenant.

      Payments by the Tenant to the Landlord on account of Real Estate Taxes shall not be considered as being held in trust, in escrow or the like, by the Landlord; it being the express intent of the Landlord and the Tenant that the Tenant shall in no event be entitled to receive interest upon, or any payments on account of earnings or profits derived from such payments by the Tenant to the Landlord.

      Landlord shall have the same rights and remedies for the nonpayment by Tenant of any amounts due on account of Real Estate Taxes as Landlord has hereunder for the failure of Tenant to pay the Fixed Rent.

4.6 TENANT'S RIGHT TO APPLY FOR ABATEMENT. Tenant shall have the right to require Landlord to apply for abatement of real estate taxes, but Tenant shall not have the right to require Landlord to prosecute any abatement proceedings. If within fifteen (15) calendar days after Tenant's written request to Landlord to commence such abatement proceedings, Landlord has not done so or if Landlord thereafter fails after fifteen (15) calendar days' written request from Tenant diligently to prosecute such proceedings, Tenant may at its option, at its own expenses, undertake to commence and/or prosecute such proceedings; and Landlord will execute, at no cost, appropriate abatement applications. If any real estate tax abatement, however applied for and obtained, is granted with respect to the Premises, Tenant's obligations under Section hereof shall be reduced accordingly.


                                   ARTICLE 5

                     USE OF PREMISES AND TENANT COVENANTS

5.1 PERMITTED USE. Tenant agrees that the Premises shall be used and occupied by Tenant or any occupant claiming under Tenant only for the purposes specified as the use thereof, in Section of this Lease, and for no other purpose or purposes.

5.2 TENANT COVENANTS. Tenant covenants during the Term of this Lease and for such further time as Tenant occupies any part of the Premises:

      (a) To pay when due all Fixed Rent, Additional Rent, all charges for utility services rendered to the Premises and service inspections therefor, Tenant's allocable share of commercially reasonable insurance costs, and 10.2% (77,428 square feet divided by 760,784 square feet = 10.2%) of the cost to Landlord of maintaining the paved areas of the Development reasonably free of snow and ice (including the cost to remove snow from the Development) and other reasonable charges allocable to the Property, such payments to be made by Tenant within thirty (30) days after the presentation by Landlord of bills therefor. Landlord shall also cause snow and ice removal of walkways and paved areas of land adjacent to the Premises and Tenant shall reimburse Landlord the cost thereof based upon Tenant's Share of the actual cost of such services to the Building. Tenant also shall reimburse Landlord the cost incurred by Landlord in maintaining the parking and truck turn-around area serving the Building as set forth in Section based upon Tenant's Share of the actual cost thereof.

      (b) To use and occupy the Premises for the Permitted Uses only, not to abandon the Premises nor permit the Premises to remain vacant or unoccupied for a period of thirty

      (30) consecutive days (other than for events resulting from damage by fire or other casualty or takings by eminent domain), and not to injure or deface the Premises or the Property, nor to permit in the Premises any auction sale, inflammable fluids or chemicals, or nuisance, or the emission from the Premises of any objectionable noise or odor, nor to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor any use thereof which is inconsistent with the maintenance of the Building as a warehouse building of the first class in the quality of its maintenance, use and occupancy, or which is contrary to law or ordinance or liable to invalidate any insurance maintained by Landlord or Tenant on the Building or its contents or liable to render necessary any alteration or addition to the Building. It is understood that in connection with Tenant's use of the Premises, that Tenant may introduce to the Premises certain cleaning solvents and machine oils in relation to the operation of certain equipment to be located therein. Tenant shall have full responsibility for any such materials and agrees to indemnify and hold Landlord harmless from any liability or claim arising from the presence of any such cleaning solvents and machine oils to the Premises. Furthermore, nothing herein shall be deemed to modify the provisions of Section of this Lease. Finally, Tenant's use of cleaning solvents and/or machine oils may not interfere with any other tenants' use and occupancy of the Building. In the event of interference, Tenant shall promptly discontinue use of such offending materials.

      (c) Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Development used by Tenant in common with others; not without prior consent of Landlord to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all reasonable rules and regulations now or hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and the Development and their facilities and approaches, but Landlord shall not be liable to Tenant for the failure of other occupants of the Building to conform to such rules and regulations, but shall exercise reasonable efforts to insure that all tenants of the Building comply with such rules and regulations. The foregoing notwithstanding, Tenant shall not be in violation of this paragraph on account of the construction of the staging platform contemplated by Section hereof, and the use thereof, provided that Landlord shall have prior reviewed and approved plans thereof, such approval not to be unreasonably withheld or delayed, and construction thereof shall be in accordance with such plans.

      (d) To comply with all statute, laws, rules, regulations and ordinances of any governmental authority relating to Tenant's use of the Premises, to keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses.

      (e) With reasonable prior oral notice (except in an emergency when no notice of any kind need be provided to Tenant), to permit Landlord and its agents to enter the Premises at all reasonable hours (except in an emergency when Landlord shall have the right to enter the Premises at any hour) for the purposes of inspecting or of making repairs to the same, and to show the Premises to prospective tenants, prospective purchasers and mortgagees at all reasonable times (provided that only in the case of such tenants, such right of access shall be made available at all reasonable hours only during the last twelve (12) months of the Term or in the event that Tenant shall have validly exercised its right to terminate this Lease pursuant to Article , from and after receipt by Landlord of Tenant's written notice of its election to so terminate), such rights as are conferred upon Landlord pursuant to this Section to be exercised in such manner as will not cause unreasonable or unnecessary interference with the permitted operations of Tenant in the Premises.

      (f) Not to place any load upon the Premises exceeding a uniform distributed "live load" of 120 pounds per square foot. Tenant's business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient to absorb and minimize, to the maximum extent reasonably possible, vibration or noise that may be transmitted to the Building structure or to any other space in the Building. This Paragraph shall not operate to exclude the placement upon the Premises of general purpose printing equipment, provided that such equipment does not exceed the load limitation set forth in this Paragraph.

      (g) To cause all freight to be delivered or removed, and all garbage or refuse to be removed, from the Premises in accordance with reasonable rules and regulations from time to time established by Landlord therefor; and in all events, removal shall be effected other than through that portion of the Premises fronting on any interior public areas; and until such removal is effected, Tenant shall keep all garbage or refuse in the Premises suitably covered and deodorized; and Tenant shall take any and all steps required reasonably to prevent insect and vermin infestation of the Premises, and shall maintain such practices as Landlord may require reasonably to that end. Tenant may place a dumpster for garbage at the side of the Building immediately adjacent to the Tenant's shipping and receiving doors.

      (h) To pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomever assessed.

      (i) In the event of any default by Tenant of any obligations of Tenant under this Lease, to pay all reasonable costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any such obligations of Tenant under this Lease.

      (j) To pay 51.6% (77,428 square feet divided by 150,000 square feet = 51.6%) of the costs of the fire alarm service for the Premises, such payments to be made by Tenant within thirty (30) days after the presentation by Landlord of bills therefor. To pay for the cost of installation of security and any other fire alarm systems as may be installed in the Premises by Tenant and all charges for service contracts, service inspections and general maintenance of such systems whether now installed in the Premises or as may be installed in the Premises by Tenant.

      (k) To comply, with respect to the employment of employees at the Premises, with any provisions regarding non-discrimination and equal opportunity in employment established by The United States of America, The Commonwealth of Massachusetts and the Massachusetts Port Authority, unless otherwise exempt pursuant to the provisions of applicable Federal or State legislation or regulations promulgated thereunder.


                                   ARTICLE 6

                         IMPROVEMENTS TO THE PREMISES

6.1 BY LANDLORD. Except for Landlord's Work, Tenant understands and agrees that Landlord shall make no improvements to the Premises, and that Tenant has leased same in "as in" condition after inspection thereof. Landlord agrees to use reasonable efforts to complete Landlord's Work as soon as is reasonably possible. Any and all improvements to be made by Tenant shall be governed by the provisions of Section 1.2 relating to Tenant's Work and to Sections , , and 6.5 hereof.

6.2 BY TENANT. Except as hereinafter permitted, Tenant shall not make alteration and additions to the Premises, whether before or during the Lease Term, except in accordance with plans and specifications first approved by Landlord which approval shall not be withheld unreasonably or delayed. The full responsibility and cost for completion of Tenant's work shall be borne by Tenant. Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which (a) involve or might affect any structural or exterior element of the Building, any areas or element outside of the Premises, or any facility serving any area of the Building outside of the Premises, or (b) will require unusual expense to readapt the Premises to normal warehouse and office use upon Lease termination or increase the cost of construction or of insurance or taxes on the Building unless Tenant first gives assurance acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to such termination without expense to Landlord. All alterations and additions shall be part of the Building unless and until Landlord shall specify the same for removal. All of Tenant's alterations and additions and installation of furnishings shall be coordinated with any work performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or interfere with Building construction or operation. Tenant, before its work is started, shall secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them and security reasonably satisfactory to Landlord protecting Landlord against liens arising out of the furnishing of such labor and material; and cause each contractor to carry workmen's compensation insurance in statutory amount covering all the contractor's and subcontractors' employees and comprehensive general liability insurance with such limits as Landlord may require reasonably, but in no event less $1,000,000 and property damage insurance with limits of not less than $500,000 (all such insurance to be written in companies approved reasonably by Landlord and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant shall pay the entire cost of any work done on the Premises by Tenant, its agents, employees or independent contractors, and Tenant shall not cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Building or the Development. Tenant shall immediately discharge any such liens which may so attach. Tenant shall pay, as additional rent, one hundred percent (100%) of any increases in real estate taxes on the Property which shall result from alterations, additions or improvements made to the Premises by Tenant.

      The provisions hereof shall apply, without limitation, to Tenant's Work.

6.3 SIGN. Subject to Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, Tenant shall have the right, at Tenant's sole cost and expense, to erect and place a sign at the central entrance of the Building (which entrance shall be for the exclusive use of Tenant) indicating Tenant's presence in the Building. In the event Tenant violates the foregoing provision, Landlord, at its option following notice to Tenant and in addition to any other right or remedy set forth in this Lease arising from such violation, may remove any such sign in violation hereof without any liability to Landlord, and Tenant shall pay Landlord's costs incurred in connection therewith as an additional charge, upon demand. Any such sign shall be constructed in accordance with all applicable laws, ordinances and regulations, and otherwise shall comply with all other provisions of this Lease.

6.4 DUMPSTER CHUTES. Subject to Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, Tenant shall have the right, at Tenant's sole cost and expense, to construct dumpster chutes on the second floor of the Building within its Premises, and place dumpsters outside the Building, the number and location of such chutes and dumpsters shall be subject to the review and approval by Landlord of plans and specifications therefor, such approval not to be unreasonably withheld or delayed. In the event Tenant violates the foregoing provision, Landlord, at its option following notice to Tenant and in addition to any other right or remedy set forth in this Lease arising from such violation, may remove any such dumpster chute or dumpster in violation hereof without any liability to Landlord, and Tenant shall pay Landlord's costs incurred in connection therewith as an additional charge, upon demand. Any such dumpster chutes and dumpsters shall be constructed in accordance with all applicable laws, ordinances and regulations, and otherwise shall comply with all other provisions of this Lease.

6.5 STAGING PLATFORM. Subject to Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, Tenant shall have the right, at Tenant's sole cost and expense, to construct a staging platform at the north end of the Building provided that plans and specifications for such staging platform shall have been prior reviewed and approved by Landlord, such approval not to be unreasonably withheld or delayed, and the construction thereof shall be performed in accordance with such approved plans and specifications. In the event Tenant violates the foregoing provision, Landlord, at its option following notice to Tenant and in addition to any other right or remedy set forth in this Lease arising from such violation, may remove such staging platform without any liability to Landlord, and Tenant shall pay Landlord's costs incurred in connection therewith as an additional charge, upon demand. Such staging platform shall be constructed in accordance with all applicable laws, ordinances and regulations, and otherwise shall comply with all other provisions of this Lease.


                                   ARTICLE 7

                           ASSIGNMENT AND SUBLETTING

7.1 PROHIBITION. (a) Except as otherwise provided in this Article, Tenant covenants and agrees that whether voluntarily, involuntarily, by operation of law or otherwise, neither this Lease nor the Term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledge, encumbered or otherwise transferred, and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be use or occupied by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting, without, in each instance, having first received the express consent of Landlord, which consent may be withheld by Landlord in its unfettered discretion, no obligation not to "unreasonably" withhold its consent being intended or implied.

      (b) No consent of Landlord shall be required, however, to transactions with an entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred or to any entity which controls, is controlled by, or is under common control with, Tenant, provided that in such events (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at lease equal to the greater of (x) the net worth of Tenant first named above (whichever is the greater) immediately prior to such merger, consolidation, or transfer, (y) the net worth of Tenant first named above (whichever is the greater) on the Date of this Lease, or (z) a net worth reasonably acceptable to Landlord, (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, and (iii) the assignee agrees directly with Landlord, in form satisfactory to Landlord, to be bound by all the obligations of the Tenant hereunder, including, without limitation, the obligation to pay the rent and other amounts provided for under this Lease and the covenant against further assignment and subletting.

      (c) Landlord shall not unreasonably withhold its consent to a subletting of any portion, but not all, of the Premises, requested by Tenant, provided that: (i) neither the proposed subtenant nor any entity controlling, controlled by, or under common control with, the proposed subtenant is, at the time of the proposed subletting, a tenant in the Building; (ii) the proposed subtenant (whether or not an existing tenant in the Building) has a credit rating and financial standing reasonably acceptable to Landlord at the time of Tenant's request; (iii) the business of the proposed subtenant will not adversely affect the reputation of the Building or its operation; and (iv) Landlord shall have been furnished with sufficient information on which to base a determination regarding satisfaction as to each of the foregoing requirements and a reasonable period of time (under no circumstance less than ten (10) days) to review such information. If the rent and other sums received by Tenant on account of such sublease exceeds the Fixed Rent and other charges allocable to the space subject to the sublease, Tenant shall pay to Landlord, as an additional charge, one hundred percent (100%) of such excess when received by Tenant following Tenant's recovery of all reasonable out-of-pocket costs and expenses incurred in connection with such sublease, including, without limitation, brokerage commissions, legal expenses and the cost of any necessary improvements to the Premises to conclude such sublease.

      (d) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, sublessee or occupant and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained and Tenant shall remain fully and primarily liable therefor. No assignment, subletting or occupancy of the Premises shall affect the purpose for which the Premises may be used as stated in Section hereof.

      (e) As Additional Rent, Tenant shall reimburse Landlord promptly for reasonable legal and other expense incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting.


                                   ARTICLE 8

                        RESPONSIBILITY FOR REPAIRS AND
                             CONDITION OF PREMISES

8.1 REPAIRS TO BE MADE BY LANDLORD. Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the windows, the window joints servicing the Premises and the roof (but not the inside surface thereof unless the condition requiring repair to the inside surface is the result of external damage to the roof) of the Building and the foundations and structural floors, load-bearing walls and other structural portions of the Building, insofar as they affect the Premises, and common areas and facilities as may be necessary to keep them in serviceable condition, including without limitation, the gutters, downspouts, plumbing, pipes, ducts, conduits and wiring above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises or the Building which service or affect the Premises, and the exterior surfaces of the Building walls (provided, however, that such obligation shall not extend to repainting such exterior wall surfaces), except that Landlord shall in no event be responsible to Tenant for the condition of glass in an about the Premises or for the doors (or related glass or finish work) leading to, or loading docks or platforms servicing the Premises (except as otherwise provided above), or for any mechanical or electrical system servicing the Premises, or for any condition in the Premises or the Building caused by any act or neglect of Tenant, its employees, invitees or contractors. In addition, Landlord shall make such structural repairs and structural alterations to the Building of which the Premises are a part as may be required validly by public authorities having jurisdiction except under circumstances wherein such structural repairs or alterations result form a particular use made of the Premises by Tenant, in which event Tenant shall be obligated to undertake the work of such structural repair or alteration. Without limitation, Landlord shall not be responsible to make any improvements or repairs to the Building or the Premises other than as expressly in this Section provided, unless expressly other provided in this Lease.

      Landlord also agrees to maintain the parking and truck turn-around area serving the Building in good order, condition and repair during the Term hereof.

      Further, Landlord shall never be liable for any failure to make repairs which, under the provisions of this Section or elsewhere in this Lease, Landlord has undertaken to make unless:

      (a) Tenant has given notice to Landlord of the need to make such repairs, or a condition in the Building or in the Premises requiring any repair for which Landlord is responsible where Tenant has, or should have reason to have, knowledge of the condition; and

      (b) Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

8.2 TENANT'S AGREEMENT. Tenant agrees that, from and after the date the possession ------------------ of the Premises is delivered to Tenant and until the end of the Term of this Lease, Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, including but not limited to the HVAC, electrical and mechanical system servicing the Premises, excepting only for ordinary wear and tear, those repairs for which Landlord is responsible under the terms of this Lease, damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain, and shall surrender the Premises and all alterations and additions thereto, at the end of the Term of this Lease, in such condition, first removing all goods and effects of Tenant and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. Tenant shall not permit or commit any waste, and Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damages to common areas in the Building, or to the Development, by Tenant, Tenant's contractors, or Tenant's invitees.

      All items constructed or installed by Tenant pursuant to Sections , and hereof shall be kept, maintained and repaired by Tenant in good order and condition, at Tenant's sole cost and expense. At the expiration or earlier termination of this Lease, Tenant, unless otherwise directed by Landlord in writing, shall remove all such items and repair any and all damage to the Premises or the Building resulting from such removal. Tenant's Work relating to the HVAC and electrical systems shall be and remain the property of Landlord.

      If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same with reasonable promptness, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made, and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason thereof. If Landlord makes or causes such repairs to be made, Tenant agrees that Tenant will forthwith, on demand, pay to Landlord the cost thereof, and if Tenant shall default in such payment, Landlord shall have the remedies provided for the non-payment of rent or other charges payable hereunder.

8.3 NO DAMAGE. Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any purposes in this Lease authorized, or for repairing the Premises or any portion of the Building however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, including, without limitation, strike, lockout, breakdown, accident, order or regulation of or by any Governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause due to any act or neglect of Tenant or Tenant's servants, agents, employees, licensees or any person claiming by, through or under Tenant, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in this Lease, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

      Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

8.4 UTILITIES. Tenant acknowledges that Fixed Rent does not include the cost of supplying utilities to the Premises, and further recognizes and understands that Tenant shall pay for all utilities consumed by it in the Premises directly to the utility companies furnishing the same where the consumption is metered separately to the Premises of the Tenant, which now is the case respecting electricity and gas furnished to the Premises (Electric Meter No. D177724, Gas Meter No. 9168565121). In all other cases where Tenant's consumption of utilities in the Premises is not metered or measured separately from the Building of which the Premises are a part, such as is the case respecting water and sewer use charges, and sprinkler alarm services, Tenant shall pay to Landlord on account thereof amounts equal to 51.6% of each payment by Landlord within twenty (20) days after the presentation by Landlord of such bills therefore, together with substantial evidence of the cost thereof. In the event that water usage by other tenants in the Building results in Tenant being charged an amount in excess of the cost of its actual use of water, as verified to Landlord's reasonable satisfaction, Landlord shall install, at its sole cost and expense, a submeter to measure Tenant's use thereof, in which case all water charges thereafter incurred by Tenant shall be paid directly to the applicable utility company.

      Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if, during the Term of this Lease, either the quantity or character of the utilities servicing the Premises is changed or is no longer available or suitable for Tenant's requirements due to a fact or cause beyond Landlord's control. Tenant, at its expense, shall purchase and install all lamps, tubes, bulbs, starters and ballasts.

      In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building systems or in any other way interferes with the ability of the Building systems to perform adequately its proper functions, supplementary systems may, if and as needed, at Landlord's option, be provided by Landlord, at Tenant's expense, with prior notification to Tenant.


                                   ARTICLE 9

                   INDEMNITY AND PUBLIC LIABILITY INSURANCE

9.1 TENANT'S INDEMNITY. To the maximum extent this agreement may be effective according to law, Tenant agrees to indemnify and save harmless Landlord from and against all claims of whatever nature arising from any act, omission or negligence of Tenant, or Tenant's contractors, licensees, invitees, agents, servants or employees, or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring after the date that possession of the Premises is first delivered to Tenant and until the end of the Term of this Lease and thereafter, so long as Tenant is in occupancy of any part of the Premises, in or about the Premises or arising from any accident, injury or damage occurring outside the Premises but within the Building or on the Development, where such accident, injury or damage results, or is claimed to have resulted, from an act or omission on the part of Tenant or Tenant's agents or employees, licensees, invitees or contractors, except for such accident, injury or damage arising solely from the negligence of Landlord, its agents or employees.

      This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof with counsel approved by Landlord which approval shall not be withheld unreasonably.

9.2 PUBLIC LIABILITY INSURANCE. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter, so long as Tenant is in occupancy of any part of the Premises, a policy of general liability and property damage insurance under which Landlord (and such other persons as are in privity of estate with Landlord as may be set out in notice from time to time) and Tenant are named as insureds, and under which the insurer agrees to indemnify and hold Landlord, and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section of this Article, in the broadest form of such coverage from time to time available in the jurisdiction in which the Premises are located. Each such policy shall be non-cancelable and non-amendable with respect to Landlord and Landlord's said designees without thirty (30) days' prior notice to Landlord, and shall be in at least limits of One Million Dollars ($1,000,000) per occurrence (combined single limit) for property damage, bodily injury or death, or in such higher limits as Landlord shall from time to time reasonably request if, during the Term of this Lease, such higher limits are carried customarily in the Greater Boston Area with respect to similar properties. Tenant agrees that, as a condition to first entering upon the Premises, Landlord shall be furnished with a duplicate original or certificate of the insurance required to be maintained by Tenant under this Section.

9.3 PROPERTY INSURANCE. Landlord shall procure and maintain, and Tenant shall pay its allocable share of the cost thereof, monthly as additional rent throughout the Term of this Lease, (for the purpose hereof, Tenant Allocable Share of insurance cost shall mean 51.6% of the aggregate cost of such insurance upon the Building), with respect to the Building a policy or policies of All Risk of Physical Loss insurance with extended coverage endorsement attached, including vandalism and malicious mischief coverage, and any other endorsements required by the holder of any fee or leasehold mortgage covering all of any portion of the property, in an amount equal to one hundred percent (100%) of the full replacement value of the Building at the time of loss, which shall include replacement cost new, debris removal and demolition thereof, but exclusive of architectural and engineering fees, excavation, footings and foundations Each such policy shall be non-cancelable and non-amendable with respect to Landlord and Landlord's said designees without thirty (30) days prior notice.

9.4 TENANT'S RISK. Landlord shall have no responsibility or liability for any loss of or damage to fixtures or other personal property of Tenant. The provisions of this Section shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

      In no event shall Landlord's agreement to make repairs as provided in this Lease be construed as an agreement to indemnify the Tenant against any loss or damage sustained by the Tenant resulting from the non-performance, or negligent performance, of Landlord's repair obligations under this Lease. The provisions of this Section shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises.

9.5 INJURY CAUSED BY THIRD PARTIES. To the maximum extent that this agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building, or otherwise, of for any loss or damage resulting to Tenant or those claiming by, through or under Tenant, or its or their property, from the breaking, bursting, stopping or leaking of electric cables and wires, and water, gas, sewer or steam pipes, except that notwithstanding the foregoing, Landlord shall be responsible for its own negligence.

9.6 TENANT'S FAILURE. If Tenant fails to obtain and/or maintain any insurance required by the terms of this Lease to be obtained by Tenant, Tenant shall be liable for all losses and costs resulting from said failure. Nothing herein shall be a waiver of any of Landlord's rights and remedies under any other Article of this Lease or at law or equity.

9.7 WAIVER OF SUBROGATION. Insofar as, and to the extent that, the following provisions shall not make it reasonable impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Property is located (even though extra premium may result therefrom) Landlord and Tenant mutually agree that any property damage insurance carried by either shall provide for the waiver by the insurance carrier of any right of subrogation against the other, and they further mutually agree that, with respect to any damage to property, the loss from which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss to the extent of the limits of insurance carried with respect thereto, plus the amount of any deductible.

9.8 INSURANCE CERTIFICATES. Tenant shall furnish to Landlord on the Lease Commencement Date, and thereafter within thirty (30) days prior to the expiration of each such policy, original certificates of insurance required by the terms of this Lease to be obtained and maintained by Tenant. Each certificate shall evidence the thirty (30) days non-cancellability and non-amendability of such policies, as required by this Article. Landlord, Landlord's successors and assigns, and any nominee or Landlord in privity of estate with Landlord or otherwise holding any interest in the Premises, including, without limitation, any ground lessor and the holder of any fee or leasehold mortgage, shall be named as loss payees and/or additional insureds (as applicable) under each policy of insurance required by the terms of this Lease to be obtained and maintained by Tenant pursuant to this Article.


                                  ARTICLE 10

                              CASUALTY AND TAKING

10.1 PARTIAL DAMAGE RESULTING FROM CASUALTY. If after the commencement of the Term of this Lease and prior to the expiration or earlier termination thereof, the Building or Premises shall be partially damaged (as distinguished from "substantially damaged", as that term is hereinafter defined) by fire or other casualty, Landlord shall use due diligence to restore the Building or Premises (consistent, however, with Governmental laws and codes then in existence) to substantially the condition thereof at the time of such damage, but Landlord shall not be responsible for delays which may result from any cause beyond the reasonable control of Landlord.

10.2  SUBSTANTIAL DAMAGE RESULTING FROM CASUALTY.

      (a) If, after the commencement of the Term of this Lease and prior to the expiration or earlier termination hereof, the Premises shall be substantially damaged (as that term is hereinafter defined) by fire or casualty, the risk of which is covered by Landlord's insurance, Landlord shall, promptly after such damage and the determination of the net amount of insurance proceeds available to Landlord, expend so much as may be necessary of such net amount to restore the Premises (consistent, however, with Governmental laws and codes then in existence) to substantially the condition thereof at the time of such damage, except as hereinafter provided, but Landlord shall not be responsible for delays which may result from any cause beyond the reasonable control of Landlord. Should the net amount of insurance proceeds available to Landlord be insufficient to cover the cost of restoring the Premises, in the reasonable estimate of Landlord, Landlord may, but shall have no obligation to, supply the amount of such insufficiency and restore the Premises with all reasonable diligence, or Landlord may terminate this Lease by giving notice to Tenant not later than a reasonable time after Landlord has determined the estimated net amount of insurance proceeds available to Landlord and the estimated cost of such restoration.

      In any event, Landlord agrees, not later than ninety (90) days after the casualty, to advise Tenant of the status of Landlord's obligations in respect of reconstruction, i.e., whether Landlord intends to restore, regardless of the sufficiency of proceeds, or whether Landlord is exercising its right to terminate pursuant to any right which Landlord may have to do so. If Landlord fails, within ninety (90) days after such casualty, to notify Tenant that Landlord intends to restore, regardless of the sufficiency of proceeds, then Tenant shall have the right at any time thereafter to terminate this Lease by notice to Landlord, such termination to take effect thirty (30) days after the date of such Tenant's notice, with the same force and effect as if such date were the date originally established as the expiration date hereof. However, if Tenant has not given such notice within thirty (30) days after Landlord's 90-day period aforesaid, then a notice thereafter given by Tenant to Landlord shall be rendered null and void if, prior to receipt of Tenant's notice terminating this Lease given after such Tenant's 30-day period aforesaid, Landlord notifies Tenant that it intends to restore the Premises without regard to the sufficiency of proceeds.

      (b) If, after the commencement of the Term of this Lease and prior to the expiration or earlier termination hereof, the Premises shall be substantially damaged by fire or casualty, Tenant shall have the right, by giving notice to the Landlord not later than thirty (30) days after such damage, to terminate this Lease, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof, provided, however, that Tenant, as a condition to the effectiveness of any such termination notice, shall immediately negotiate in good faith with Landlord and any affiliate thereof owning property in the Development to lease space in the Development which is comparable to the Premises (if same shall be available) on substantially the same terms and conditions as this Lease for what otherwise would have been the unexpired term hereof absent such termination.

10.3 DAMAGE DURING THE LAST YEAR OF THE TERM. If the Premises shall be substantially damaged by fire or casualty when twelve (12) months or less in the Term of this Lease remain unexpired, either party shall have the right, by giving notice to the other not later than sixty (60) days after such damage, to terminate this Lease, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

10.4  DAMAGE TO OTHER PORTIONS OF THE BUILDING AND UNINSURED
      CASUALTY. If the Building of which the Premises are a part shall be substantially damaged at any time during the Term of this Lease, or if, as a result of a risk not covered by Landlord's insurance, the Building or the Premises are substantially damaged, then Landlord shall have the option of restoring the Building or the Premises to substantially the condition thereof at the time of such damage or to notify Tenant, not later than ninety (90) days after the casualty, of Landlord's election to terminate, this Lease. If Landlord shall give such notice of termination, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof. If, Landlord fails, within such 90- day period, either to notify Tenant that it intends so to restore the Building and the Premises (and shall diligently proceed to such restoration) or to elect so to terminate, then Tenant shall have the right at any time thereafter to terminate this Lease by notice to Landlord, such termination to take effect thirty (30) days after the date of such Tenant's notice, with the same force and effect as if such date were the date originally established as the expiration date hereof. However, if Tenant has not given such notice within thirty (30) days after Landlord's 90-day period aforesaid, then a notice thereafter given by Tenant to Landlord shall be rendered null and void if, prior to receipt of Tenant's notice terminating this Lease given after such Tenant's 30-day period aforesaid, Landlord notifies Tenant that it intends to restore the Premises without regard to the sufficiency of proceeds.

10.5 DEFINITION OF SUBSTANTIAL DAMAGE AND PARTIAL DAMAGE. For the purpose of defining the words "substantially damaged" used in this Article, such terminology shall, when referring to the Premises or the Building, refer to damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within one hundred twenty (120) days from the time that such work would commence; and for the purpose of defining the words "partial damage" used in this Article, such terminology shall, when such terminology refers to the Building, the same shall refer to damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within sixty (60) days from the time that such work would commence.

10.6 RIGHTS OF TERMINATION FOR TAKING. If twenty-five percent (25%) or more of the floor area of the Premises shall be taken by condemnation or right of eminent domain, or if, as a result of such condemnation, a reasonable means of access to the Building does not exist, Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty
      (30) days after Tenant has been deprived of possession.

      Further, if so much of the Building or the Development shall be so taken that continued operation of the Building would be uneconomic, Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord's desire to do so not later than thirty (30) days after the effective date of such taking.

      Should any part of the Premises be so taken or condemned during the Term of this Lease, and should this Lease be not terminated in accordance with the foregoing provisions, Landlord agrees to use due diligence to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable.

      Landlord shall promptly provide Tenant with copies of all notices received by the Landlord from any governmental entity in connection with a taking or condemnation of any part of the Premises during the Term of the Lease.

10.7 ABATEMENT OF RENT. If the Premises shall be damaged by fire or other casualty, Fixed Rent payable shall abate or be reduced proportionately for the period in which, by reason of such damage, there is substantial interference with operation of Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises to the condition in which they were prior to such damage.

      If the Premises shall be affected by any exercise of the power of eminent domain, then the Fixed Rent shall be justly and equitable abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant.

10.8 TEMPORARY TAKING. In the event of any taking of the Premises or any part thereof for a temporary use not in excess of six (6) months, (i) this Lease shall be and remain unaffected thereby and Fixed Rent and additional rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term of this Lease, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under Section with respect to surrender of the Premises and upon such payment shall be excused from such obligations.

10.9 AWARD. Except as is otherwise provided in Section hereof, and the succeeding paragraph of this Section, Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Building, the Development and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, as aforesaid, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant's usual trade fixtures installed in the Premises by Tenant at Tenant's expense and for relocation expenses.

10.10 COMPLETION DATE FOR RESTORATION. Where Landlord is obligated to effect restoration of the Premises, unless such restoration is completed within six (6) months from the date of the casualty or taking, such period to be subject, however, to extension where the delay in completion of such work is due to causes beyond Landlord's control (but in no event beyond twelve
      (12) months from the date of the casualty or taking), Tenant shall have the right to terminate this Lease at any time after the expiration of such six (6) month (as extended) period until the restoration is substantially completed, such termination to take effect as of the date of Tenant's notice, with the same force and effect as if such date were the date originally established as the expiration date hereof.


                                  ARTICLE 11

                                    DEFAULT

11.1  TENANT'S DEFAULT.  If:

      (a) Tenant shall fail to pay the Fixed Rent, additional rent or other charges for which provision is made herein on or before the date on which the same becomes due and payable (other than the Termination Amount (hereinafter defined)), and the same continues for ten (10) days after notice from Landlord thereof, or

      (b) Landlord having rightfully given the notice specified in subdivision
      (a) above more three (3) times in a period of three hundred sixty five
      (365) days, Tenant shall thereafter in the same 365-day period fail to pay the Fixed Rent, additional rent or other charges on or before the date on which the same becomes due and payable (other than the Termination Amount), or

      (c) Tenant shall fail to timely pay to Landlord the Termination Amount, or

      (d) Tenant shall fail to perform or observe any other term or condition contained in this Lease and Tenant shall not commence to cure such failure within thirty (30) days after notice from Landlord to Tenant thereof and promptly and diligently complete the curing of the same, or

      (e)   Tenant shall abandon the Premises, or

      (f) The estate hereby created shall be taken on execution or by other process of law and such taking shall not be discharged within ten (10) days, or if Tenant shall be judicially declared bankrupt or insolvent according to law, or if any assignment or trust mortgage arrangement, so-called, shall be made of the property of Tenant for the benefit of creditors, or if a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer shall be appointed to take charge of all or any substantial part of Tenant's property by a court of competent jurisdiction and such proceeding is not dismissed within sixty (60) days after such appointment, or if a petition shall be filed for the reorganization of Tenant under any provisions of the Bankruptcy Act now or hereafter enacted and such proceeding is not dismissed within sixty (60) days after it is begun, or if Tenant shall file a petition for such reorganization, or for arrangements under any provisions of the Bankruptcy Act now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for payment of debts, then, in any such case, (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord may (x) give to Tenant a notice (hereinafter called "notice of termination") terminating this lease at the expiration of five (5) days from the date of service of such notice of termination, and at the expiration of such 5-day period, this Lease and the term of this Lease, as well as all of the right, title and interest of the Tenant hereunder, shall fully cease and expire in the same manner and with the same force and effect as if the date of expiration of such 5-day period were the date originally specified herein for the expiration of the Term, and Tenant shall then quit and surrender the Premises to Landlord, and/or (y) Landlord or Landlord's agents, by any suitable action or proceeding at law, may immediately or at any time thereafter enter into and upon the Premises or any part thereof in the name of the whole and repossess the same as of Landlord's former estate, and expel Tenant and those claiming through or under Tenant and remove its or their effects without being guilty of any manner or trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant; and Tenant covenants and agrees, notwithstanding any entry or re-entry by Landlord, whether by summary proceedings, termination, or otherwise, to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would, under the term of this Lease, become due if this lease has not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Term of this Lease, and for the whole thereof, but, in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all reasonable expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

      Amounts received by Landlord after reletting shall first be applied against such Landlord's expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant's liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant's obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, amounts received by Landlord from such reletting for any period shall be credited only against obligations of Tenant allocable to such period, and shall not be credited against obligations of Tenant hereunder accruing subsequent or prior to such period; not shall any credit of any kind be due for any period after the date when the term of this lease is scheduled to expire according to its terms.

      As an alternative, at the election of Landlord, Tenant will, upon such termination, pay to Landlord, as liquidated damages, such a sum as at the time of such termination represents the amount of the excess, if any, of the then value of the total rent and other benefits which would have accrued to Landlord under this Lease for the remainder of the Lease Term if the Lease terms had been fully complied with by Tenant over and above the then cash rental value (in advance) of the Premises for the balance of the Lease Term.

      For the purpose of this Article, if Landlord elects to require Tenant to pay damages in accordance with the immediately preceding paragraph, the total rent shall be computed by assuming that Tenant's share of excess taxes would be, for the balance of the unexpired Lease Term, the amount thereof (if any) for the immediately preceding annual period payable by Tenant to Landlord.

      Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

11.2 LANDLORD'S DEFAULT. Landlord shall in no event be in default in the performance of any Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.


                                  ARTICLE 12

                           BANKRUPTCY OR INSOLVENCY

12.1 CHAPTER 7 PROCEEDINGS. If the Tenant shall become a debtor under Chapter 7 of the Bankruptcy Code and Tenant's trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may be made only if all of the provisions of Sections and of this Article are satisfied. If Tenant or Tenant's trustee shall fail to elect to assume this Lease within sixty (60) days after the filing of a petition, or such additional time as provided by the court within such 60-day period, this Lease shall be deemed to have been rejected. Immediately thereupon, Landlord shall be entitled to possession of the Premises without further obligation to Tenant or Tenant's trustee and this Lease shall terminate, but Landlord's right to be compensated for damages (including, without limitation, damages pursuant to Article ) in any such proceeding shall survive.

12.2 CHAPTER 11 PROCEEDINGS. If a petition for reorganization or adjustment of debts is filed concerning Tenant under Chapter 11 of the Bankruptcy Code, or a proceeding is filed under Chapter 7 of the Bankruptcy Code and is transferred to Chapter 11, Tenant's trustee or Tenant, as debtor-in-possession, must elect to assume this Lease within the earlier of (i) confirmation of the Plan and (ii) one hundred twenty (120) days from the date of the filing of the petition under Chapter 11 or such transfer thereto or Tenant's trustee or Tenant, as debtor-in-possession, shall be deemed to have rejected this lease. If Tenant's trustee or Tenant, as debtor-in-possession, has failed to perform all of Tenant's obligations under this Lease within the time periods (excluding grace periods) required for such performance, no election by Tenant's trustee or by Tenant, as debtor- in-possession, to assume this Lease, whether under Chapter 7 or Chapter 11, shall be effective unless each of the following conditions has been satisfied:

      (a) Tenant's trustee or Tenant, as debtor-in-possession, has cured, or has provided Landlord with Assurance (hereinafter defined) that it will cure
      (i) all monetary defaults under this Lease within ten (10) days from the date of such assumption, and (ii) all non-monetary defaults under this Lease within thirty (30) days from the date of such assumption; and

      (b) Tenant's trustee or Tenant, as debtor-in-possession, has provided Landlord with Assurance of the future performance of each of the obligations under this lease of Tenant, Tenant's trustee or Tenant, debtor-in-possession, and has (i) deposited with Landlord, as security for the timely payment of rent hereunder, an amount equal to the average monthly Fixed Rent and additional rent which Tenant was obligated to pay to

      Landlord under this Lease either (x) from the Commencement Date to the date of such default, or (y) during the last three (3) Lease Years prior to the date of such default, whichever is the greater, and (ii) paid in advance to Landlord Tenant's annual obligations for other monetary charges payable by Tenant under this Lease. The obligations imposed upon Tenant's trustee or Tenant, as debtor-in-possession, shall continue with respect to Tenant or any assignee of Tenant's interests in this Lease after the completion of bankruptcy proceedings.

      For purposes of this Section, Landlord and Tenant acknowledge that "Assurance" shall mean no less than: (1) Tenant's trustee or Tenant, debtor-in-possession, has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administration expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease, and (ii) the Bankruptcy Court shall have entered an order segregating sufficient cash payment to Landlord, or Tenant's trustee or Tenant, debtor-in-possession, or shall have granted a valid and perfected first lien and security interest and mortgage in property of Tenant, acceptable as to value and kind to Landlord, to secure to Landlord the obligations of Tenant's trustee or Tenant, debtor-in-possession, to cure defaults under this lease, both monetary and non-monetary, within the time period set forth above.

12.3 BANKRUPTCY EVENT FOLLOWING LEASE ASSUMPTION. If this Lease is assumed in accordance with the provisions of Section and thereafter Tenant is liquidated or files or has filed against it a subsequent petition for reorganization or adjustments of debts under Chapter 11 of the Bankruptcy Code, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving Tenant notice of its election to so terminate within thirty (30) days after the occurrence of either of such events.

12.4 LEASE ASSIGNMENT FOLLOWING LEASE ASSUMPTION. If Tenant's trustee or Tenant, debtor-in-possession, has assumed this Lease pursuant to the terms and provisions of Sections and of this Article for the purpose of assigning (or elects to assign) this Lease, this lease may be so assigned only if the proposed assignee has provided adequate assurance of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. Landlord shall be entitled to receive all cash proceeds of any such assignment. As used herein, "adequate assurance of future performance" shall mean that all of the following conditions have been satisfied:

      (a) the proposed assignee has furnished Landlord with either (i) a current financial statement audited by a certified public accountant indicating a net worth and working capital in amounts which Landlord reasonably determines to be sufficient to assure the future performance by such assignee of Tenant's obligations under this Lease, or (ii) a guaranty or guaranties in form and substance satisfactory to Landlord from one or more persons or entities with aggregate net worth which Landlord reasonably determines to be sufficient to assure the future performance by such assignee of Tenant's obligations under this Lease; and

      (b) Landlord has obtained all consents or waivers from others required under any lease, mortgage, financing agreement or other agreement by which Landlord is bound to permit Landlord to consent to such assignment.

12.5 USE AND OCCUPANCY CHARGES. When, pursuant to the Bankruptcy Code Tenant's trustee or Tenant, debtor-in-possession, shall be obliged to pay reasonably use and occupancy charges for the use of the Premises, such charges shall not be less than the annual Fixed Rent and additional rent payable by Tenant under this Lease.

12.6 FURTHER PROVISIONS. Neither the whole nor any portion of Tenant's interest in this Lease or its estate in the Premises shall pass to any United States trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant, unless Landlord shall have consented to such transfer in writing. No acceptance by Landlord of rent or any other payments from any United States trustee, receiver, assignee, person or other entity shall be deemed to a waiver of Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.


                                  ARTICLE 13

                           MISCELLANEOUS PROVISIONS

13.1 EXTRA HAZARDOUS USE. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or on the Building above the standard rate applicable to Premises being occupied for use to which Tenant has agreed to devote the Premises; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as additional rent hereunder.

      Tenant, at its sole expense, shall comply with all rules, orders, regulations or requirements of the Board of Fire Underwriters, or any other similar body, and in no event shall Tenant do or permit anything to be done, in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization, or other authority having jurisdiction.

13.2 WAIVER. Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver, at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waiver or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

      No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

13.3 CUMULATIVE REMEDIES. The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

13.4 COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease, on payment of the rent and observing, keeping and performing all of the terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Term of this Lease, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied; and it is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord's successors only with respect to breaches occurring during Landlord's and Landlord's successors' respective ownership of Landlord's interest hereunder.

      Further, Tenant specifically agrees to look solely to Landlord's then equity interest in the Building at the time owned, or in which Landlord holds an interest as ground lessee, for recovery of any judgement from Landlord; it being specifically agreed that Landlord (original or successor), nor any beneficiary of any Trust of which any person holding Landlord's interest is Trustee, shall never be personally liable for any such judgement, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or any action not involving the personal liability of Landlord (original or successor), any successor Trustee to the persons named herein as Landlord, or any beneficiary of any Trust of which any person holding Landlord's interest is Trustee, to respond in monetary damages from Landlord's assets other than Landlord's equity interest aforesaid in the Building.

      In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.

13.5 NOTICE TO MORTGAGEE AND GROUND LESSOR. After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises, as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as a part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord's defaults by such holder or ground lessor within a reasonable time thereafter (including a reasonable time to obtain possession of the premises if the mortgagee or ground lessor elects to do so) shall be treated as performance by Landlord. For the purposes of this Section or Section , the term "mortgage" includes a mortgage on a leasehold interest of Landlord (but not one on Tenant's leasehold interest).

13.6 ASSIGNMENT OF RENTS. With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

      (a) that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant, specifically otherwise elect; and

      (b) that, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord's position hereunder by such ground lessor. In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated as an assumption, by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. For all purposes, such seller-lessee, and its successors in title, shall be the

      Landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

      In the event that (a) such holder actually shall collect the rent payable hereunder pursuant to said assignment and shall not assume (or be deemed to have assumed) the Landlord's obligations hereunder and (b) a default by Landlord shall exist under this Lease and shall not be cured by Landlord or such holder within the time frame set forth in Section 13.5 hereof or elsewhere in this Lease (Tenant having provided such holder with notice of such default), then for so long as such default shall remain uncured, Tenant shall have the right (but not the obligation) to cure such default following notice to Landlord and such holder of its election to effectuate such cure, and in the event that Tenant shall cure such default, Tenant shall be entitled to deduct from its installment (or installments, if applicable) of Fixed Rent an amount equal to the reasonable out-of-pocket costs incurred by Tenant in effectuating such cure.

13.7 SURRENDER. No act or thing done by Landlord during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Premises. In the event that Tenant at any time desires to have Landlord underlet the Premises for Tenant's account, the Landlord or Landlord's agents are authorized to receive the keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such underletting.

13.8 BROKERAGE. Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Lease other than Pappas Properties, Inc. and the Broker designated in Section hereof (whose fee shall be the responsibility of Landlord); and in the event any claim is made against the Landlord relative to dealings between Tenant and any other brokers, excluding Pappas Properties, Inc. and the Broker identified in Section hereof, Tenant shall defend the claim against Landlord with counsel of Landlord's selection and save harmless and indemnify Landlord on account of loss, cost or damage, including reasonable attorneys' fees, which may arise by reason of such claim. The parties acknowledge that the fee due Broker is the amount set forth in the Fee Agreement attached hereto as Exhibit D (the "Broker's Fee Agreement").

13.9 INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

13.10 PROVISIONS BINDING, ETC. The obligation of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Article hereof.

13.11 RECORDING. Tenant agrees not to record this Lease, but, each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease or short form lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

13.12 NOTICES. Whenever, by the terms of this Lease, a request demand, notice or other communication is required or permitted to be given either to Landlord or to Tenant, such notices shall be in writing and shall be sent by registered or certified mail, postage prepaid:

      If intended for Tenant, addressed to Tenant at Tenant's Original Address,
      Attention: Property Management Department, with a copy to the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

      If intended for the Landlord, addressed to Landlord at 655 Summer Street, Boston, Massachusetts 02210, Attention: William T. Vrettas, with a copy to Michael S. Sophocles, Esq., at Eckert Seamans Cherin & Mellott, One International Place, 18th Floor, Boston, Massachusetts 02110.

      All such notices shall be effective when deposited in the United States Mail within the Continental United States.

      Where provision is made for notice to be given to the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

13.13 WHEN LEASE BECOMES BINDING. Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. Landlord will exercise reasonable efforts to secure such approvals, but shall incur no liability for failure to do so. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

13.14 PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

13.15 RIGHTS OF PARTIES HOLDING PRIOR INTERESTS. This Lease shall be subject to the consent of the Ground Lessor and subordinated to any mortgage now or hereafter on the Development or the Building, or both and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor, and to those leases, identified as follows:

      (a) Ground lease dated July 13, 1965 from Massachusetts Port Authority (the "Authority") to Boston Harbor Industrial Development Corp. ("Boston Harbor"), notice of which is recorded with Suffolk Deeds in Book 8000, Page 584 (together with (c), collectively called the "Massport Leases");

      (b) Sublease dated December 1, 1965 from Boston Harbor to the Landlord named herein, notice of which is recorded with said Deeds in Book 8011, Page 693 (together with (d), collectively called the "Boston Harbor Leases");

      (c) Ground Lease from the Authority to Boston Harbor, notice of which is recorded with said Deeds in Book 8004, Page 771; and

      (d) Sublease dated December 16, 1965 from Boston Harbor to the Landlord named herein, notice of which is recorded with said Deeds in Book 8167, Page 220.

      This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate that Landlord or any mortgagee may request. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then, at the option of such mortgagee or successor, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord. If any holder of a mortgage which includes the Premises, executed and recorded prior to the Date of this Lease, shall so elect, this Lease, and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory Notice hereof recorded, prior to the execution, delivery and recording of any such mortgage. The election of any such holder shall become effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder's office of an instrument in which such holder subordinates its rights under such mortgage to this Lease.

      Upon the request of Tenant, Landlord will endeavor to obtain an agreement from the holder of a mortgage which includes the Premises to recognize the right of Tenant to use and occupy the Premises upon the payment of Fixed Rent, additional rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations hereunder, any such recognition agreement as may be obtained to be in such form and to contain such terms and provisions as are required by the holder of any such mortgage; but the inability of the Landlord to obtain such a recognition agreement from the holder of any such mortgage shall in no wise affect the obligations of the Tenant under this Lease.

      Landlord warrants and represents to Tenant that it has full right and lawful authority to enter into this Lease, and, subject to the provisions of Section hereof, there is no provision contained in any of the leases identified in this Section, which conflict with the terms and provisions of this Lease, that each of the leases identified in (a) through (d) above are in full force and effect in all respects, and neither the Landlord nor the Landlord's lessor is in default thereunder and that the lease terms of each of the Leases identified in (a) through (d) above extends beyond the Initial Term of this Lease or any extension thereof in accordance with Article hereof.

13.16 STATUS REPORT. Recognizing that both parties may find it necessary to establish to third parties, such as accountants, banks, mortgagees or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will promptly furnish to Landlord, or the holder of any mortgage encumbering the Premises, or to Tenant, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease. Any such statement delivered by Tenant pursuant to this Section may be relied upon by any prospective purchaser or mortgagee of the Premises or any prospective assignee of any mortgagee of the Premises.

13.17 SELF-HELP. If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of one percentage point over the then prevailing prime rate in Boston as set by The Bank of Boston) and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

13.18 HOLDING OVER. Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to one (1) and one-half (1/2) times the Fixed Rent then in effect plus additional rent and Additional Charges and other charges herein provided (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease, as far as applicable. Tenant also shall pay to Landlord any and all damages, of whatever nature, sustained by reason of any such holding over.

13.19 RULES AND REGULATIONS. Tenant shall abide by rules and regulations from time to time established by Landlord with respect to the Development, it being agreed that such rules and regulations will be established and applied by Landlord in a non-discriminatory fashion, such that all rules and regulations shall be generally applicable to other tenants, of similar nature to the Tenant named herein, of the Building. Landlord agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of any of the Building, or persons having business with them. In the event that there shall be a conflict between such rules and regulations of this Lease, the provisions of this Lease shall prevail.

13.20 REMEDYING DEFAULTS: INTEREST ON LATE RENT. Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the occurrence of a Default of Tenant (as that term is defined in Section hereof), and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to four percent (4%) over the so-called base rate as announced from time to time by the Bank of Boston, as an additional charge. Any payment of Fixed Rent, Additional Rent, additional charges or other sums payable hereunder not paid within any 20-day period of the due date thereof contemplated by Section hereof shall, at the option of Landlord, bear interest at a rate equal to the lower of the highest rate allowed pursuant to applicable law or four percent (4%) over the so-called base rate from time to time announced by the Bank of Boston, from the due date thereof (i.e., not giving effect to said 20-day period) and shall be payable forthwith on demand by Landlord, as an additional charge.

13.21 NON-DISCRIMINATION. Landlord represents and warrants that it is an equal opportunity employer, Landlord further acknowledges that Tenant is subject to the laws, rules regulations and order referred to in the form of Non-Discrimination Compliance Agreement attached hereto as Exhibit ND, and agrees that it will not during the Term of this Lease do anything or take any action which impairs or interferes with Tenant's ability to comply fully with any or all of such laws, rules, regulation and orders. Landlord further agrees that, solely to the extent the same are applicable to it and to this Lease, Landlord will comply with such laws, rules, regulations and orders.

      Notwithstanding anything hereinabove provided, in the event of a conflict between any provision of this Lease and any provision of Exhibit ND, the provisions of this Lease shall control, to the extent not inconsistent with such laws, rules, regulations and orders as applicable to each party.

13.22 SURRENDER OF PREMISES. In addition to those provisions set forth in Section hereof respecting Tenant's obligation to remove its good and effects from the Premises and the Building, Tenant may, at any time during the Term of this Lease, or upon expiration thereof, or within a reasonable time after any sooner termination of the Term of this Lease which results from a fire or other casualty or a taking by eminent domain, remove its usual trade fixtures and furniture brought into the Premises at Tenant's sole cost, again repairing any and all damage to the Premises or Building resulting from such removal. Any or all property not so removed (whether such property is required to be removed by this Section or Section hereof) shall, at Landlord's option, either become the exclusive property of Landlord or may be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant if any of such property remains on or about the Premises for a period in excess of thirty (30) days after the termination or expiration of the Term of this Lease.

13.23 LANDLORD'S ACCESS TO PREMISES. In any case where Landlord desires or requires access to the Premises, reasonable prior advice shall be given to the employee from time to time in charge of Tenant's operations of such desire or need, except in case of emergency, when Landlord may enter without prior advice.

13.24 GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

13.25 BINDING EFFECT. This Lease shall be binding upon the respective successors and assigns of Landlord and Tenant.

13.26 HAZARDOUS SUBSTANCES. Landlord agrees to indemnify and hold Tenant harmless from and against any and all loss, cost, damage and expense (including, without limitation, reasonable attorneys' fees and expenses) incurred by Tenant in connection with any past, present or future release of Hazardous Substances (hereinafter defined) in, on or about the Premises, the Building or the Development, except to the extent that such release is caused by the negligence, willful misconduct, acts or omissions of Tenant, its sublessee(s), assignee(s) or its or their agents, employees, independent contractors, licensees or invitees.

      Tenant agrees to indemnify and hold Landlord harmless from and against any and all loss, cost, damage and expense (including, without limitation, reasonable attorneys' fees and expenses) incurred by Landlord in connection with any release of Hazardous Substances in, on or about the Premises, the Building or the Development to the extent that such release is caused by the negligence, willful misconduct, acts or omissions of Tenant, its sublessee(s), assignee(s) or its or their agents, employees, independent contractors, licensees or invitees.

      For purposes hereof, "Hazardous Substances" means any and all substances and materials which are toxic, ignitable, reactive, or corrosive and which are regulated by any federal, state or local laws, rules or regulations pertaining to human health, safety, public welfare and the environment, including, without limitation, asbestos, polchlorobiphenyls and petroleum.

      The provisions of this Section shall survive any termination of this Lease.

                                  ARTICLE 14

                       TENANT'S RIGHT TO TERMINATE LEASE

Subject to the terms and conditions contained in this Article, Tenant shall have the right and option to terminate this Lease effective as of the last day of any calendar month during the Initial Term (but in no event earlier than the end of the twenty-fourth (24th) calendar month of the Initial Term) (the "Lease Termination Date") by providing Landlord with written notice of its election so to do (the "Termination Notice") not earlier than six (6) months prior to the Lease Termination Date. In the event that Tenant shall provide a Termination Notice to Landlord and timely pay to Landlord the Termination Amount hereinafter set forth in this Section, this Lease shall terminate on the Lease Termination Date as if such date was the stated termination date of this Lease, and no instrument of termination need be executed. It shall be a condition to the effectiveness of any Termination Notice that Tenant pay to Landlord, on or before the Lease Termination Date, an amount (the "Termination Amount") equal to the unamortized value of all of Landlord's costs incurred in connection with the Lease, including, without limitation, the cost of all brokerage and legal expense, and the cost of Landlord's Work, as of the Lease Termination Date. Such unamortized value shall be determined by multiplying the aggregate amount of such costs, together with an interest factor, reasonably determined by Landlord as being the interest rate then being charged for long term mortgages by institutional lenders on property similar to the Building, by a fraction, the numerator of which shall be sixty (60) minus the number of months during the Initial Term which shall have expired as of the Lease Termination Date, and the denominator of which shall be sixty (60).


                                  ARTICLE 15

                            TENANT'S RIGHT TO LEASE

15.1 FIRST RIGHT TO LEASE. Subject to the terms and conditions contained in this Article, Tenant shall have the right and option to lease any Remaining Building Space (hereinafter defined) then available to lease as set forth in a notice from Landlord to Tenant (the "Remaining Building Space Notice"). For purposes hereof, the term "Remaining Building Space" shall mean and include any and all premises rentable area located in the Building, less and except the Premises. Tenant acknowledges and agrees that certain Remaining Building Space currently is leased to existing tenants under space leases which leases may contain the right or option to extend or renew the term of an expiring lease by an existing tenant.

15.2 TENANT'S ELECTION. Landlord agrees to provide Tenant with notice of the availability of Remaining Building Space as it becomes available from time to time during the term hereof. Provided that this Lease then is in full force and effect and there shall exist no default of Tenant hereunder, Tenant may, by giving notice to Landlord before the close of business on the thirtieth (30th) day after the giving of the Remaining Building Space Notice to Tenant (the "Election Notice"), elect to lease all (but not part) of the Remaining Building Space referenced in the Remaining Building Space Notice to Tenant. Rent and other charges shall be determined in accordance with Section hereof. If Tenant shall fail to timely give its Election Notice to Landlord, then Landlord thereafter shall be free to lease any portion or all of the Remaining Building Space referred to in the Remaining Building Space Notice to a third party or parties from time to time on such terms and conditions as it may deem appropriate, and Tenant shall have no further right to lease any portion or all of such Remaining Building Space, it being agreed that time shall be of the essence with respect to the giving of the Election Notice by Tenant.

15.3 COMMENCEMENT DATE/NO REPRESENTATION OR WARRANTY. If Tenant has validly exercised its right to lease the Remaining Building Space, this Lease shall be deemed automatically amended to include the Remaining Building Space as a part of the Premises for all purposes hereof as of the forty-fifth (45th) day following the giving of the Election Notice (the "Remaining Building Space Commencement Date"). Effective as of the Remaining Building Space Commencement Date, all percentages set forth in this Lease shall be adjusted accordingly. The Remaining Building Space shall be leased on an "as is," "where is" basis by Tenant without any representation or warranty (whether express or implied) by Landlord.

15.4 FORMAL LEASE AMENDMENT. At the request of either Landlord or Tenant, each party agrees to execute and deliver a formal amendment to this Lease confirming any amendment to this Lease pursuant to the terms of this Article, but the failure of either party to execute and deliver such confirmatory lease amendment shall not affect or impair the validity of any amendment pursuant to the terms hereof.

      EXECUTED as a sealed instrument in two or more counterparts by persons or officers hereunto duly authorized on the Lease Date set forth in Section hereof.

WITNESS:                                  "E" STREET ASSOCIATES

                                          By:
                                             -----------------------------------
                                                Pappas Management Corporation
                                                  Managing Agent
                                                  (LANDLORD)


                                          By:
                                              ---------------------------------
                                                Name: William T. Vrettas
                                                Office:  Vice President
                                                Hereunto Duly Authorized
                                                (CORPORATE SEAL)


WITNESS:                                  ZOOM TELEPHONICS, INC.
                                          (TENANT)


                                          By:
                                          Name:
                                          Office:
                                          Hereunto Duly Authorized
                                (CORPORATE SEAL)

                                   EXHIBIT A

                                  FLOOR PLAN

                                EXHIBIT 4.5 (C)

                                   TAX BILL

                                  EXHIBIT ND

                         NON-DISCRIMINATION AGREEMENT

                                   EXHIBIT B

                                 ROOF CONTRACT

                                   EXHIBIT C

                                 GLUE CONTRACT

                                   EXHIBIT D

                            BROKER'S FEE AGREEMENT